Exhibit 99.1

FOR IMMEDIATE RELEASE: July 22, 2009

Media Contact:

Roger Johnson, Overstock.com, Inc.

+1 (801) 947-4430

rojohnson@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Reports Q2 2009 Results

Achieves positive GAAP net profit of $389,000

SALT LAKE CITY — Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarter ended June 30, 2009.

Key Q2 2009 metrics (comparison to Q2 2008):

•                  Revenue:  $176.1M vs. $188.8M (a 7% decrease);

•                  Gross margin: 20.4% vs. 17.6% (a 280 basis point improvement);

•                  Gross profit:  $35.9M vs. $33.2M (an 8% increase);

•                  Sales and marketing expense: $11.1M vs. $14.2M (a 22% decrease);

•                  Contribution (non-GAAP measure): $24.8M vs. $19.0M (a 31% increase);

•                  G&A/Technology expense: $24.9M vs. $26.2M (a 5% decrease);

•                  Net income (loss): +$389,000 vs. $(7.4)M (a $7.7M improvement);

•                  EPS: $0.02/share vs. $(0.32)/share (a $0.34/share improvement); and

•                  Adjusted EBITDA (TTM) (non-GAAP financial measure):  $18.1M vs. $5.6M (a $12.5M improvement).

Dear Owner:

In Q2 contribution dollars grew 31%, while G&A/Technology costs fell 5%. We generated positive $389,000 in Net income and $4 million in Adjusted EBITDA.

Over the trailing twelve months we have generated over $10 million in positive operating cash flow.

I look forward to discussing your business with you on our conference call, and until then, I remain,

Your humble servant,

Patrick M. Byrne

P.S. Please email questions to Kevin Moon at kmoon@overstock.com prior to the conference call.

Key financial and operating metrics discussion:

Total revenue — Total revenue for the three months ended June 30, 2009 and 2008 was $176.1 million and $188.8 million, respectively, a 7% decrease. For the six months ended June 30, 2009 and 2008, total revenue also decreased 7% to $363.5 million from $391.7 million.

Gross profit — Gross profit for the three months ended June 30, 2009 and 2008 was $35.9 million and $33.2 million, respectively, an 8% increase, representing 20.4% and 17.6% of total revenue for those respective periods.  For the six months ended June 30, 2009 and 2008, gross profit was $73.6 million and $67.2 million, respectively, a 10% improvement, representing 20.2% and 17.2% of total revenue for those respective periods.

For the six months ended June 30, 2009, we reduced total Cost of goods sold by $2.0 million for recoveries from partners who were underbilled in 2008 for certain fees and charges that they were contractually obligated to pay, and for a refund of overbillings by a freight carrier for charges from the fourth quarter of 2008. These recoveries accounted for 55 basis points of the 300 basis point improvement in gross profit from the six months ended June 30, 2008. Without this reduction, gross profit for the six months ended June 30, 2009 would be $71.6 million (19.7% as a percentage of total revenue), a 7% increase from the six months ended June 30, 2008 rather than the 10% increase described above. In the second quarter of 2009, we reduced total Cost of goods sold by $87,000 for recoveries from partners who were underbilled in 2008 for certain fees and charges they were contractually obligated to pay.

Contribution (a non-GAAP financial measure) and Contribution margin — Contribution for the three months ended June 30, 2009 and 2008 was $24.8 million (14.1% Contribution margin) and $19.0 million (10.0% Contribution margin), respectively, a 31% increase, or a 410 basis point improvement when compared to the same period in the prior year.  For the six months ended June 30, 2009 and 2008, Contribution was $48.9 million (13.5% Contribution margin) and $37.9 million (9.7% Contribution margin), respectively, a 29% increase, or a 380 basis point increase when compared to the same period in the prior year.

Contribution (a non-GAAP financial measure), which we reconcile to “Gross profit” in our statement of operations, consists of Gross profit less Sales and marketing expense and reflects an additional way of viewing our results. We believe that our GAAP Gross profit less Sales and marketing expenses provides investors information about our ability to cover our fixed costs, particularly Technology and G&A expense.

For further details on Contribution, see the calculation of this non-GAAP financial measure below (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2009	2008	2009

Total revenue	$188,836	$176,143	$391,650	$363,510
Cost of goods sold	155,627	140,235	324,470	289,911

Gross profit	33,209	35,908	67,180	73,599
Less: Sales and marketing expense	14,244	11,122	29,263	24,662

Contribution	$18,965	$24,786	$37,917	$48,937

Contribution margin	10.0%	14.1%	9.7%	13.5%

General and administrative (“G&A”) expenses — G&A expenses totaled $12.2 million and $10.9 million for the three months ended June 30, 2009 and 2008, respectively, 6.9% and 5.8% of total revenue for those respective periods.  The increase was primarily due to increased merchandising and other administrative staff and office and facilities expenses. The increase was partially offset by a $600,000 reduction of legal expenses related to a $2.75 million payment that we received from an insurer in settlement of a dispute regarding insurance coverage of a legal matter.

For the six months ended June 30, 2009 and 2008, G&A expenses totaled $25.7 million and $20.4 million, respectively, 7.1 % and 5.2% of total revenue for those respective periods.  The increase was primarily due to additional merchandising and other administrative staff expense, including a termination payment of $1.25 million paid in connection with the termination of a consulting arrangement with Icent LLC.  Icent LLC’s chief executive officer is James V. Joyce, who resigned from his position as a member of the Company’s Board of Directors on April 1, 2009.  The increase was partially offset by a $1.2 million reduction of legal expenses related to the insurer payment described above. The remaining balance of $1.55 million is recorded in accrued liabilities at June 30, 2009 in the accompanying Consolidated Balance Sheet, and our future recognition of amounts from the remaining balance is subject to a number of contingencies, including our incurring further related legal fees.

Restructuring — During the quarter ended June 30, 2009, we reduced our accrued restructuring liability by $218,000 primarily as a result of our subleasing office space in our corporate headquarters earlier than originally anticipated.

Operating income (loss) — Operating income for the three months ended June 30, 2009 was $151,000 compared to operating loss of $(7.2) million for the three months ended June 30, 2008, a $7.4 million improvement.  For the six months ended June 30, 2009 and 2008, operating losses were $(2.9) million and $(12.3) million, respectively, a $9.4 million improvement.

Other income (expense) — Other income of $954,000 and $2.7 million for the three and six months ended June 30, 2009, respectively, was due primarily to gains from the early extinguishment of our 3.75% Convertible Senior Notes (“Senior Notes”). During the three months ended June 30, 2009, we retired $2.5 million of our Senior Notes and recorded a $884,000 gain, net of amortization of debt discount of $29,000.  This was in addition to the $4.9 million of Senior Notes that was retired during the first quarter of 2009 when we recorded a $1.9 million gain, net of amortization of debt discount of $63,000.

Net income (loss) — Net income for the three months ended June 30, 2009 was $389,000, or $0.02 per common share, compared to a net loss of  $(7.4) million, or $(0.32) per common share in 2008.  For the six months ended June 30, 2009 and 2008, net losses were $(1.7) million and $(12.1) million, respectively, or $(0.07) and $(0.52) loss per common share for those respective periods.

Adjusted EBITDA — Adjusted EBITDA (a non-GAAP financial measure) for the three months ended June 30, 2009 and 2008 was $4.0 million and $223,000, respectively. For the twelve months ended June 30, 2009 and 2008, Adjusted EBITDA was $18.1 million and $5.6 million, respectively.  Adjusted EBITDA, which we reconcile to “Net income (loss)” below, is an additional way of viewing our results that, when viewed together with our GAAP results, provides a more complete understanding of factors affecting our results.  We believe that discussing Adjusted EBITDA is useful to us and investors because it approximates actual cash used or cash generated by the continuing operations of the business.

Our calculation of Adjusted EBITDA is set forth below (in thousands):

	Three months ended		Twelve months ended
	June 30,		June 30,
	2008	2009	2008	2009

Net income (loss)	$(7,359)	$389	$(24,152)	$(2,285)
Add back amounts for computation of Adjusted EBITDA:
Depreciation and amortization, including internal-use software and website development, and other amortization	5,887	2,982	26,134	17,450
Stock-based compensation expense to employees and directors	1,068	875	4,564	3,494
Stock-based compensation to consultants for services	329	—	364	(46)
Stock-based compensation related to performance share plan	150	—	(250)	(1,300)
Issuance of common stock from treasury for 401(k) matching contribution	—	—	(202)	—
Interest income	(740)	(27)	(4,764)	(1,269)
Interest expense	888	743	3,921	3,282
Other (income) expense, net	—	(954)	—	(1,242)

Adjusted EBITDA	$223	$4,008	$5,615	$18,084

Free cash flow (a non-GAAP financial measure) — Free cash flow for the three months ended June 30, 2009 and 2008 totaled $(6.8) million and $(4.7) million, respectively.  For the twelve months ended June 30, 2009 and 2008, Free cash flow was $(5.3) million and $5.5 million.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Free cash flow, which we reconcile to “Net cash provided by (used in) operating activities,” is cash flow from operations reduced by “Expenditures for fixed assets, including internal-use software and website development.” Although we believe that cash flow from operating activities is an important measure, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations.  Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Our calculation of Free cash flow is set forth below (in thousands):

	Three months ended		Twelve months ended
	June 30,		June 30,
	2008	2009	2008	2009

Net cash provided by (used in) operating activities	$449	$(5,034)	$12,683	$10,438
Expenditures for fixed assets, including internal-use software and website development	(5,136)	(1,787)	(7,176)	(15,764)

Free cash flow	$(4,687)	$(6,821)	$5,507	$(5,326)

Cash and working capital — At June 30, 2009, Overstock.com had Cash and cash equivalents of $69.8 million.  Working capital was $33.2 million and $39.7 million at June 30, 2009 and December 31, 2008, respectively.

About Overstock.com

Overstock.com, Inc. is an online retailer offering brand-name merchandise at discount prices.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com. Overstock.com regularly posts information about the company and other related matters on its website under the heading “Investor Relations.”

# # #

Overstock.com® is a registered trademark of Overstock.com, Inc.  Any other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact.  Our Form 10-K/A for the year ended December 31, 2008 our subsequent quarterly reports on Form 10-Q, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2009	2008	2009

Revenue, net
Direct	$39,832	$28,788	$91,596	$63,847
Fulfillment partner	149,004	147,355	300,054	299,663

Total net revenue	188,836	176,143	391,650	363,510

Cost of goods sold
Direct	34,871	23,726	79,674	54,204
Fulfillment partner	120,756	116,509	244,796	235,707

Total cost of goods sold	155,627	140,235	324,470	289,911

Gross profit	33,209	35,908	67,180	73,599

Operating expenses:
Sales and marketing	14,244	11,122	29,263	24,662
Technology	15,311	12,649	29,827	26,438
General and administrative	10,867	12,204	20,430	25,658
Restructuring	—	(218)	—	(218)

Total operating expenses	40,422	35,757	79,520	76,540

Operating income (loss)	(7,213)	151	(12,340)	(2,941)

Interest income	740	27	2,044	150
Interest expense	(888)	(743)	(1,789)	(1,609)
Other income (expense), net	2	954	2	2,690

Net income (loss)	$(7,359)	$389	$(12,083)	$(1,710)

Net income (loss) per common share - basic	$(0.32)	$0.02	$(0.52)	$(0.07)
Net income (loss) per common share - diluted	$(0.32)	$0.02	$(0.52)	$(0.07)

Weighted average common shares outstanding - basic	22,750	22,817	23,048	22,810
Weighted average common shares outstanding - diluted	22,750	23,107	23,048	22,810

Other data:
Gross bookings (in 000s)	$206,151	$192,430	$425,905	$396,420
Auction gross merchandise volume (in 000s)	$1,964	$3,243	$4,574	$8,431
Average customer acquisition cost (shopping)	$27.59	$20.17	$26.31	$21.16

Overstock.com, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2008	2009
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,577	$69,765
Marketable securities	8,989	—

Cash, cash equivalents and marketable securities	109,566	69,765
Accounts receivable, net	6,985	8,739
Notes receivable	1,250	—
Inventories, net	17,723	12,023
Prepaid inventory, net	761	1,906
Prepaid expense	9,694	10,580
Total current assets	145,979	103,013
Fixed assets, net	23,144	20,876
Goodwill	2,784	2,784
Other long-term assets, net	538	2,658

Total assets	$172,445	$129,331

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$62,120	$27,051
Accrued liabilities	25,154	24,952
Deferred revenue	19,026	17,270
Capital lease obligations, current	—	520

Total current liabilities	106,300	69,793
Capital lease obligations, non-current	—	823
Other long-term liabilities	2,572	2,727
Convertible senior notes, net	66,558	59,330

Total liabilities	175,430	132,673

Redeemable common stock	—	695

Stockholders’ equity (deficit):
Common stock	2	2
Additional paid-in capital	338,620	339,659
Accumulated deficit	(264,985)	(266,695)
Treasury stock	(76,670)	(77,003)
Accumulated other comprehensive income	48	—

Total stockholders’ deficit	(2,985)	(4,037)

Total liabilities and stockholders’ deficit	$172,445	$129,331

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended June 30,		Six months ended June 30,		Twelve months ended June 30,
	2008	2009	2008	2009	2008	2009

Cash flows from operating activities:
Net income (loss)	$(7,359)	$389	$(12,083)	$(1,710)	$(24,152)	$(2,285)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization, including internal-use software and website development	5,887	2,982	12,384	7,167	26,134	17,450
Realized loss on marketable securities	—	—	—	39	—	373
Loss on settlement of notes receivable	—	—	—	—	—	3,929
Loss on disposition of fixed assets	—	—	—	184	—	324
Stock-based compensation to employees and directors	1,068	875	2,252	1,724	4,564	3,494
Stock-based compensation to consultants for services	329	—	315	10	364	(46)
Stock-based compensation relating to performance share plan	150	—	300	—	(250)	(1,300)
Issuance of common stock from treasury for 401 (k) matching contribution	—	—	19	—	(202)	—
Amortization of debt discount	85	71	172	145	344	307
Gain from early extinguishment of debt	—	(884)	—	(2,810)	—	(5,659)
Restructuring charges	—	(218)	—	(218)	—	(218)
Notes receivable accretion	(136)	—	(272)	—	(544)	(273)
Changes in operating assets and liabilities
Accounts receivable, net	(700)	954	1,231	(1,754)	(2,644)	1,784
Inventories, net	3,934	(328)	11,607	5,700	2,890	2,013
Prepaid inventory, net	(80)	(505)	924	(1,145)	(524)	108
Prepaid expenses	(363)	(1,631)	(2,909)	(2,338)	(1,746)	(1,551)
Other long-term assets, net	—	259	—	(457)	205	(973)
Accounts payable	(1,622)	(4,425)	(39,141)	(35,069)	3,129	(4,166)
Accrued liabilities	36	(2,151)	(12,633)	(71)	623	281
Deferred revenue	(927)	(413)	(2,702)	(1,756)	4,744	(2,993)
Other long-term liabilities	147	(9)	(59)	242	(252)	(161)

Net cash provided by (used in) operating activities	449	(5,034)	(40,595)	(32,117)	12,683	10,438

Cash flows from investing activities:
Purchases of marketable securities	(18,823)	—	(25,362)	—	(79,198)	(10,186)
Maturities of marketable securities	18,428	—	41,339	—	67,197	23,203
Sales of marketable securities prior to maturity	—	—	—	8,902	—	16,642
Expenditures for fixed assets, including internal-use software and website development	(5,136)	(1,787)	(6,449)	(3,523)	(7,176)	(15,764)
Collection of note receivable	754	—	1,256	1,250	1,758	1,500

Net cash provided by (used in) investing activities	(4,777)	(1,787)	10,784	6,629	(17,419)	15,395

Cash flows from financing activities:
Payments on capital lease obligations	(2)	(428)	(3,796)	(428)	(3,806)	(428)
Drawdowns on line of credit	1,128	—	6,396	1,612	7,650	8,179
Paydowns on line of credit	(1,128)	—	(6,396)	(1,612)	(7,650)	(8,179)
Payments to retire convertible senior notes	—	(1,587)	—	(4,563)	—	(11,113)
Purchase of treasury stock	—	(6)	(12,000)	(333)	(12,000)	(1,785)
Exercise of stock options	924	—	924	—	2,233	547

Net cash provided by (used in) financing activities	922	(2,021)	(14,872)	(5,324)	(13,573)	(12,779)

Effect of exchange rate changes on cash	(9)	—	(32)	—	(56)	32

Net increase (decrease) in cash and cash equivalents	(3,415)	(8,842)	(44,715)	(30,812)	(18,365)	13,086
Cash and cash equivalents, beginning of period	60,094	78,607	101,394	100,577	75,044	56,679

Cash and cash equivalents, end of period	$56,679	$69,765	$56,679	$69,765	$56,679	$69,765